EXHIBIT 10.6

Entravision Appoints Michael Christenson as Chief Executive Officer

SANTA MONICA, Calif. – June 20, 2023 – Entravision (NYSE: EVC), a leading global advertising solutions, media and technology company, today announced that Michael Christenson has been appointed Chief Executive Officer, effective July 1, 2023.

“We are excited to welcome Mike as Entravision’s next CEO,” said Paul A. Zevnik, Chair of Entravision’s Board of Directors. “Mike is a proven executive with operational and financial expertise and a track record of driving growth through operational execution and strategic acquisitions. We are confident that his skills and experience will help us unlock opportunities to expand our digital, television and audio segments, enhance our offerings and strengthen our competitive position in international markets. We are pleased that Mike will be joining our team to continue the mission that Walter Ulloa pursued in building the Company over many years and with the same core values that Walter instilled in the people of Entravision.”

Mr. Christenson joins Entravision with more than four decades of experience in helping companies navigate industry and technology transformation as a senior leader, investor and advisor. He previously served as President and Chief Operating Officer of two public software companies, New Relic and CA Technologies, and as an investment banker with Allen & Company and Salomon Brothers. He has also served on the board of a number of high-growth public and private technology companies.

“I am honored to join the team at Entravision,” said Mr. Christenson. “Entravision is an industry leader with a unique value proposition and an impressive suite of digital marketing services across its global footprint. As a leading global advertising solutions, media and technology company, Entravision is well positioned for continued growth and I look forward to leveraging my expertise and working together with the talented team to reach even greater heights.”

Mr. Zevnik added, “I want to thank our entire management team for working to continue the Company’s outstanding performance and building on 2022, which was a record financial year for revenue and consolidated adjusted EBITDA.”

About Entravision Communications Corporation

Entravision is a global advertising solutions, media and technology company. Over the past three decades, we have strategically evolved into a digital powerhouse, expertly connecting brands to consumers in the U.S., Latin America, Europe, Asia and Africa. Our digital segment, the company’s largest by revenue, offers a full suite of end-to-end advertising services in 40 countries. We have commercial partnerships with Meta, Twitter, TikTok and Spotify, and marketers can use our Smadex and other platforms to deliver targeted advertising to audiences around the globe. In the U.S., we maintain a diversified portfolio of television and radio stations that target Hispanic audiences and complement our global digital services. Entravision remains the largest affiliate group of the Univision and UniMás television networks. Shares of Entravision Class A Common Stock trade on the NYSE under ticker: EVC. Learn more about our offerings at entravision.com or connect with us on LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

Contact:

Kimberly Orlando

ADDO Investor Relations

310-829-5400

evc@addo.com